Exhibit 10.01

December 2, 2016

Dynasil Corporation of America

44 Hunt Street

Watertown, MA 02472

Attn: Robert Bowdring, Chief Financial Officer

Re:       Second Amendment of Loan Agreement

Gentlemen:

Reference is made to that certain Loan and Security Agreement dated May 1, 2014, as amended by a certain Line of Credit Modification dated September 29, 2015, as further amended from time to time (the “Loan Agreement”) by and between Middlesex Savings Bank (the “Lender”) and Dynasil Corporation of America (the “Borrower”). The Loan Agreement is hereby amended, effective immediately, as follows:

1.       Defined terms used herein and not otherwise defined shall have the meanings ascribed to them in the Loan Agreement.

2.       Sections 3.4 and 4.9 of the Loan Agreement are hereby deleted in their entirety and the following new Sections 3.4 and 4.9 substituted therefor, as follows:

          “3.4      Loans and Investments. Make any loan or advance (other than in the ordinary course of business and other than inter-company loans made to a Guarantor) or declare any dividends or make any distributions to any individual or entity or make any investment in or with any individual or entity, except that (i) Borrower may pay dividends, provided that no Event of Default exists at the time of the proposed dividend and that after giving effect to such dividends, Borrower is in compliance with the financial covenants set forth in Section 4.9 and 4.9(a) of this Agreement, and (ii) Borrower may distribute up to $600,000.00 to Dynasil Biomedical Corp. (‘Biomedical’) in the fiscal quarter ending December 31, 2016 and up to an additional $600,000.00 to Biomedical prior to the end of the fiscal quarter ending September 30, 2018, such distributions to be utilized by Biomedical solely for the purpose of investing in Xcede Technologies (a joint venture between Biomedical and the Mayo Clinic), provided that no Event of Default exists at the time of the proposed distribution or after giving effect thereto and Borrower remains in compliance with the financial covenants contained in this Agreement.”

          “4.9      Debt Service Coverage. At the close of each fiscal quarter of Borrower, maintain a Debt Service Coverage ratio of at least 1.2 to 1.0 for the prior 12 month period. ‘Debt Service Coverage’ as used herein shall be determined for the relevant period, and shall mean (i) EBITDA excluding non-cash and/or non-recurring expenditures or gains as permitted and the operating income or loss of the Xcede Technologies joint venture before inter-company overhead allocation from Borrower to Biomedical and Xcede Technologies, minus unfinanced capital expenditures, minus dividends and distributions (exclusive of the $600,000.00 distribution from the Borrower to Biomedical as of the end of the fiscal quarter ending December 31, 2016, but including any and all subsequent distributions from the Borrower to Biomedical), minus cash taxes paid for ongoing operations, divided by (ii) scheduled interest and principal payments made on all debt.”

Except as specifically amended hereby, the Loan Agreement remains in full force and effect and the Borrower hereby reaffirms all representations and warranties contained therein, as of the date hereof.

Please acknowledge your acceptance of the foregoing by signing this letter in the space provided and returning it to the undersigned, whereupon it shall take effect as an instrument under seal.

Very truly yours,

MIDDLESEX SAVINGS BANK

By:	/s/ Tony Zhang
Tony Zhang, Senior Vice President

ACCEPTED AND AGREED TO:

DYNASIL CORPORATION OF AMERICA

(Borrower)

By:	/s/ Robert Bowdring
Robert Bowdring, Chief Financial Officer

ACKNOWLEDGED BY GUARANTORS:

OPTOMETRICS CORPORATION

By:	/s/ Robert Bowdring

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RADIATION MONITORING DEVICES, INC.

By:	/s/ Robert Bowdring

RMD INSTRUMENTS CORP.

By:	/s/ Robert Bowdring

EVAPORATED METAL FILMS CORP.

By:	/s/ Robert Bowdring

DYNASIL BIOMEDICAL CORP.

By:	/s/ Robert Bowdring

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